                                                                   Exhibit 10.26

              ARBOR REALTY MORTGAGE SECURITIES SERIES 2006-1, LTD.,
                                 as the Issuer,

               ARBOR REALTY MORTGAGE SECURITIES SERIES 2006-1 LLC,
                                as the Co-Issuer,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                            as Class A-1AR Note Agent

                                       and

                      THE CLASS A-1AR HOLDERS PARTY HERETO

                       CLASS A-1AR NOTE PURCHASE AGREEMENT

                          Dated as of December 14, 2006

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE 1

DEFINITIONS..............................................................     2
   Section 1.01   Defined Terms..........................................     2
   Section 1.02   Terms Generally........................................     5

                                    ARTICLE 2

THE COMMITMENTS..........................................................     5
   Section 2.01   Commitments............................................     5
   Section 2.02   Advances and Class A-1AR Draws.........................     6
   Section 2.03   Requests for Class A-1AR Draws.........................     6
   Section 2.04   Funding of Class A-1AR Draws...........................     7
   Section 2.05   Termination and Reduction of Class A-1AR Commitments...     7
   Section 2.06   Advances; Prepayments..................................     8
   Section 2.07   [Reserved].............................................     8
   Section 2.08   Class A-1AR Commitment Fee.............................     8
   Section 2.09   Breakage Costs.........................................     8

                                    ARTICLE 3

REPRESENTATIONS AND WARRANTIES; COLLATERAL...............................     9
   Section 3.01   Representations and Warranties.........................     9
   Section 3.02   Several Representations and Covenants of Each Holder
                  and Each Committed Liquidity Provider..................    10

                                    ARTICLE 4

CONDITIONS...............................................................    13
   Section 4.01   Closing Date Conditions................................    13
   Section 4.02   Conditions to Advances.................................    14
   Section 4.03   Obligations Unconditional..............................    14
   Section 4.04   Class A-1AR Draws on a Mandatory Class A-1AR
                  Draw Date..............................................    14

                                    ARTICLE 5

THE CLASS A-1AR NOTE AGENT...............................................    15
   Section 5.01   Appointment............................................    15
   Section 5.02   Certain Duties and Responsibilities....................    15
   Section 5.03   Compensation...........................................    16
   Section 5.04   Resignation and Removal; Appointment of a Successor....    17
   Section 5.05   Acceptance of Appointment by Successor.................    18

                                    ARTICLE 6

MISCELLANEOUS............................................................    19
   Section 6.01   Notices................................................    19
   Section 6.02   Waivers; Amendments....................................    19
   Section 6.03   Successors and Assigns.................................    20
   Section 6.04   Survival...............................................    23
   Section 6.05   Counterparts; Integration; Effectiveness...............    23
   Section 6.06   Severability...........................................    23
   Section 6.07   Governing Law; Jurisdiction; Consent to Service of
                  Process; Waiver of Jury Trial Right....................    23
   Section 6.08   Benefits of Indenture and this Agreement...............    24
   Section 6.09   Headings...............................................    25
   Section 6.10   No Proceedings.........................................    25
   Section 6.11   Recourse Against Certain Parties.......................    25
   Section 6.12   Non-Petition; Non-Recourse Obligations.................    26
   Section 6.13   Term, Termination......................................    26
   Section 6.14   Disclosure.............................................    26

Schedule I  Initial Holders
Schedule II Holder Representations
EXHIBIT A   Form of Assignment and Acceptance
EXHIBIT B   Form of Class A-1AR Draw Request

          CLASS A-1AR NOTE PURCHASE AGREEMENT (as amended, restated, supplemented or modified from time to time, this "Agreement") dated as of December 14, 2006 among:

          ARBOR REALTY MORTGAGE SECURITIES SERIES 2006-1, LTD., a Cayman Islands exempted company with limited liability (together with its successors and assigns, the "Issuer");

          ARBOR REALTY MORTGAGE SECURITIES SERIES 2006-1 LLC, a Delaware limited liability company (together with its successors and assigns, the "Co-Issuer" and together with the Issuer, the "Co-Issuers");

          The HOLDERS (as such term is defined below) party hereto; and

          WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent for the Holders from time to time of the Class A-1AR Notes (together with its successors in such capacity, the "Class A-1AR Note Agent").

          WHEREAS, the Co-Issuers will issue the U.S.$230,000,000 Class A-1A Senior Secured Floating Rate Term Notes, Due 2042 (the "Class A-1A Notes"), up to U.S.$100,000,000 Class A-1AR Revolving Senior Secured Floating Rate Term Notes, Due 2042 (the "Class A-1AR Notes" and, together with the Class A-1A Notes, the "Class A-1 Notes"), the U.S.$72,900,000 Class A-2 Second Priority Senior Secured Floating Rate Term Notes, Due 2042 (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Class A Notes"), the U.S.$41,100,000 Class B Third Priority Floating Rate Term Notes, Due 2042 (the "Class B Notes"), the U.S.$31,200,000 Class C Fourth Priority Floating Rate Capitalized Interest Term Notes, Due 2042 (the "Class C Notes"), the U.S.$13,350,000 Class D Fifth Priority Floating Rate Capitalized Interest Term Notes, Due 2042 (the "Class D Notes"), the U.S.$14,250,000 Class E Sixth Priority Floating Rate Capitalized Interest Term Notes, Due 2042 (the "Class E Notes"), the U.S.$13,650,000 Class F Seventh Priority Floating Rate Capitalized Interest Term Notes, Due 2042 (the "Class F Notes"), the U.S.$16,950,000 Class G Eighth Priority Floating Rate Capitalized Interest Term Notes, Due 2042 (the "Class G Notes"), and the U.S.$14,100,000 Class H Ninth Priority Floating Rate Capitalized Interest Term Notes, Due 2042 (the "Class H Notes" and, together with the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes, the "Notes");

          WHEREAS, the Issuer also will issue 52,500,000 Preferred Shares, par value U.S.$0.0001 per share (the "Preferred Shares" and, together with the Notes, the "Securities"), having a notional amount equal to U.S.$1.00 per share;

          WHEREAS, the Notes will be issued pursuant to an Indenture to be dated as of the date hereof (the "Indenture"), among the Issuer, the Co-Issuer, Arbor Realty SR, Inc., as advancing agent, and Wells Fargo Bank, National Association ("Wells Fargo"), as trustee (together with any successor permitted under the Indenture, the "Trustee"), paying agent, calculation agent, transfer agent, custodial securities intermediary, backup advancing agent and notes registrar, and the Preferred Shares will be issued pursuant to a preferred shares paying agency agreement to be dated as of the date hereof (the "Preferred Shares Paying Agency Agreement"), among the Issuer, Wells Fargo, as paying agent and transfer agent (together with any successor permitted under the Preferred Shares Paying Agency Agreement, the "Preferred Shares Paying Agent"), and Maples Finance Limited, as share registrar;

          WHEREAS, the Co-Issuers, the Class A-1AR Note Agent and the Holders from time to time of the Class A-1AR Notes issued under the Indenture wish to evidence certain agreements relating to, among other things, the right of the Issuer (at the direction of the Collateral Manager) to borrow, repay and re-borrow amounts under the Class A-1AR Notes both during the Ramp-Up Period and the Reinvestment Period, and the appointment of the Class A-1AR Note Agent as agent for the Holders, all as provided in this Agreement and in the Indenture; and

          WHEREAS, the Co-Issuers have, under and in accordance with the terms of the Indenture, Granted to the Trustee, for the benefit and security of the Secured Parties, all of the Co-Issuers' right, title and interest in, to and under this Agreement.

          NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

          Section 1.01 Defined Terms.

          Terms used but not defined herein have the respective meanings ascribed to such terms in (or incorporated by reference in) the Indenture. In addition, as used in this Agreement, the following terms have the meanings specified below:

          "Advances" means the advances made to the Issuer by the Holders or by one or more Liquidity Providers hereunder, as the case may be, in respect of the Class A-1AR Notes.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Holder and an assignee of such Holder substantially in the form of Exhibit A or any other form reasonably approved by the Collateral Manager and the Class A-1AR Note Agent.

          "Break Funding Event" has the meaning specified in Section 2.09(a).

          "Class A-1AR Breakage Amount" has the meaning specified in Section 2.09(a).

          "Class A-1AR Commitment" means, in the case of any Holder, the obligation of such Holder at any time to make Advances in an aggregate principal amount not to exceed the initial Class A-1AR Commitment of each Holder as set forth on Schedule I (in the case of an Initial Holder) or in the Assignment and Acceptance pursuant to which such Holder shall have assumed its Class A-1AR Commitment, as applicable, as such obligation may be reduced or increased from time to time pursuant to
Section 2.05 or pursuant to assignments by or to such Holder pursuant to Section 6.03.

          "Class A-1AR Draw" has the meaning specified in Section 2.01.

          "Class A-1AR Draw Request" has the meaning specified in Section 2.03.

          "Class A-1AR Eligible Investments" has the meaning set forth in
Section 3.02(d).

          "Class A-1AR Note Agent Fee" means U.S.$0.

          "Class A-1AR Note Register" has the meaning specified in Section 2.06.

          "Collateral Account Termination Date" means, with respect to any Holder that (i) has deposited cash into the Holder Subaccount pursuant to
Section 3.02(c) or (ii) has had payments deposited into the Holder Subaccount pursuant to the last sentence of Section 3.02(c), the earliest to occur of (a) the assignment by such Holder of all of its rights and obligations pursuant to
Section 3.02(c), (b)(x) in the case of a Holder described in clause (i) above, the delivery by such Holder, to the Co-Issuers, the Class A-1AR Note Agent, the Collateral Manager, the Trustee and each Rating Agency, of a certification in writing that such Holder satisfies the Class A-1AR Ratings Criteria, such certification to include a letter from each Rating Agency establishing such ratings upgrade or such other evidence as shall be reasonably satisfactory to the Trustee, the Class A-1AR Note Agent, the Collateral Manager and the Co-Issuers and (y) in the case of a Holder described in clause (ii) above, the delivery by such Holder of a certification in writing that such Holder has satisfied in full all previously defaulted obligations to make Advances under
Section 2.01 and (c) the end of the Revolving Period.

          "Committed Liquidity Provider" has the meaning specified in Section 6.03(f).

          "CP Conduit" means a limited-purpose entity established to issue commercial paper notes, and any Holder which is a CP Conduit shall be identified as such on the signature pages hereto, Schedule I hereto and/or any related Assignment and Assumption Agreement, as applicable.

          "Defaulting Holder" has the meaning specified in Section 3.02(c).

          "Election Notice" has the meaning specified in Section 6.03(f).

          "Excepted Persons" has the meaning specified in Section 6.14(a).

          "Holder" means each Initial Holder and any other Person that shall have become a Holder of a Class A-1AR Note pursuant to a transfer of Class A-1AR Notes in accordance with Section 6.03 (including any Committed Liquidity Provider) (other than any such Person that ceases to be a party hereto pursuant to a transfer of all of its Class A-1AR Notes to another Person pursuant to
Section 6.03).

          "Indemnified Person" has the meaning specified in Section
5.03(a)(iii).

          "Initial Holder" means each initial Holder of Class A-1AR Notes listed on Schedule I under the caption "INITIAL HOLDERS."

          "Losses" has the meaning specified in Section 5.03(a)(iii).

          "Maximum Class A-1AR Commitment" means the maximum aggregate Class A-1AR Commitments, which shall equal U.S.$100,000,000 on the Closing Date; as such amount may be decreased as a result of Mandatory Redemptions, Special Amortizations or redemptions in connection with Rating Confirmation Failures as described in Section 18.1(e) of the Indenture.

          "Notice of Prepayment" has the meaning set forth in Section 2.09(a).

          "Qualified Securitization Pledge" means, with respect to any Holder of a Class A-1AR Note that is a CP Conduit and indicates that it will make a Qualified Securitization Pledge on Schedule I to this Agreement (in the case of any Initial Holder) or in the Assignment and Acceptance delivered by it with respect to the interests of a Holder of a Class A-1AR Note, a bona fide pledge by such Holder of its right, title and interest in and to any Class A-1AR Note pursuant to its program collateral or security agreement with a collateral agent to secure obligations owing by such Holder to such Holder's Liquidity Providers, debt holders or other creditors, but only:

          (1) if such pledge would not (in the reasonable judgment of the Holder; provided that the Co-Issuers do not reasonably object) (A) have the effect of requiring the Issuer, the Co-Issuer or the pool of Assets to register as an "investment company" under the Investment Company Act; (B) adversely affect the Issuer's ability to use the exception provided for by
     Section 3(c)(7) of the Investment Company Act; (C) subject the Issuer or the Notes to the registration requirements of the Securities Act; (D) result in a non-exempt prohibited transaction under ERISA or the Code, or a violation of provisions of federal, state, local, non-U.S. or other laws or regulations that are substantively similar thereto; or (E) cause the Issuer to fail to maintain its status as a "qualified REIT subsidiary" (within the meaning of Section 856(i)(2) of the Code), or otherwise subject the Issuer to U.S. federal income tax on a net income basis; and

          (2) if such Holder from time to time delivers to the Co-Issuers, the Collateral Manager and the Trustee such information concerning such Holder, such collateral agent and such Liquidity Providers, debt holders or other creditors as the Co-Issuers or the Collateral Manager may reasonably request in order for the Co-Issuers to determine whether they object to the Holder's conclusion referred to in clause (1) above;

provided that, upon any foreclosure action in respect of any such pledge and any related purported transfer of legal or beneficial ownership of such Class A-1AR Note or any right, title or interest therein, any such purported transfer will be considered to be a "transfer" of such Class A-1AR Note (or such right, title or interest) for all purposes of the Indenture (including for purposes of
Section 2.5 of the Indenture).

          "Revolving Period" means the period from and including the Closing Date to but excluding the Commitment Termination Time.

          Section 1.02 Terms Generally.

          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

                                    ARTICLE 2

                                 THE COMMITMENTS

          Section 2.01 Commitments.

          (a) Subject to the terms and conditions set forth herein, each Holder agrees to make Advances (the aggregate of all contemporaneous Advances by the Holders, a "Class A-1AR Draw") to the Issuer from time to time during the Revolving Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Holder's Class A-1AR Commitment; provided that (i) the aggregate principal amount of all Advances of the Holders hereunder at any one time outstanding shall in no event exceed the Maximum Class A-1AR Commitment and (ii) the aggregate principal amount of Advances of any one Holder hereunder at any one time outstanding shall in no event exceed such Holder's Class A-1AR Commitment.

          (b) Notwithstanding the foregoing, but subject to the foregoing provisos and to Section 6.03(f):

          (i) no Holder that enters into a Liquidity Facility with one or more Committed Liquidity Providers that is subject to Section 6.03(f) (other than a Holder that is maintaining a Holder Subaccount as provided in
     Section 3.02(d), and has delivered an Election Notice identifying the Committed Liquidity Provider, who shall be so obligated to the extent of funds then on deposit therein) shall be obligated to make any Advance to the Issuer with respect to any Class A-1AR Note, except to the extent that such Holder has received funds from its financing arrangements in place with respect to the Class A-1AR Notes (including such Liquidity Facility with one or more Committed Liquidity

     Providers) which may (consistent with such financing arrangements) be used to make such Advance; and

          (ii) any such Holder referred to in clause (i) above shall enforce all of its material rights under such Liquidity Facility from time to time to ensure that, to the fullest extent possible consistent with such Liquidity Facility, such Holder shall have funds available to make Advances hereunder in a timely manner.

          Within the foregoing limits and subject to the terms and conditions set forth herein and in the Indenture, the Issuer (at the direction of the Collateral Manager) may borrow, repay and re-borrow Advances.

          Section 2.02 Advances and Class A-1AR Draws.

          (a) Each Advance shall be made as part of a Class A-1AR Draw consisting of Advances made by the Holders ratably in accordance with the unfunded amounts of their respective Class A-1AR Commitments. The failure of any Holder to make any Advance required to be made by it shall not relieve any other Holder of its obligations hereunder; provided that the Class A-1AR Commitments are several and no Holder shall be responsible for any other Holder's failure to make Advances as so required. No Advance may be made if, after giving effect thereto and to any other Class A-1AR Draw Request given and pending, the aggregate outstanding principal amount of all Advances shall exceed the Maximum Class A-1AR Commitment; provided that aggregate partial Advances up to and including the Maximum Class A-1AR Commitments shall be made.

          (b) The aggregate principal amount of all Advances required to be made in respect of any requested Class A-1AR Draw shall be at least U.S.$500,000 (and integral multiples of U.S.$500 in excess thereof) or, if the aggregate undrawn amount is less than such required threshold, such lesser amount.

          (c) In the case of any Class A-1AR Draw, the proceeds of such Class A-1AR Draw shall be deposited solely (i) into the Delayed Funding Obligations Account, to fund Delayed Funding Amounts relating to Delayed Draw Term Loans,
(ii) into the Principal Collection Account, to acquire additional Collateral Debt Securities in accordance with the relevant provisions of the Indenture or otherwise distributed pursuant to and in accordance with the Priority of Payments or (iii) into the Principal Collection Account to be used in connection with a Special Amortization. None of the proceeds of such Class A-1AR Draw shall be used by the Issuer, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock. No Advance will be secured, directly or indirectly, by Margin Stock and the pool of Assets will not include any Margin Stock.

          Section 2.03 Requests for Class A-1AR Draws.

          To request a Class A-1AR Draw on any date other than the Closing Date, the Issuer (or the Collateral Manager on behalf of the Issuer) shall notify the Class A-1AR Note Agent (with a copy to the Trustee) (each such notice, a "Class A-1AR Draw Request") of such request by facsimile or electronic messaging system not later than 11:00 a.m. (New York City time), at least three Business Days prior to the date of the proposed Class A-1AR Draw. Each such facsimile or electronic Class A-1AR Draw Request shall be irrevocable and shall be confirmed promptly by certified mail, return receipt requested, hand delivered or sent by overnight courier service guaranteeing next day delivery to the Class A-1AR Note Agent (with a copy to the Trustee) of a written Class A-1AR Draw Request in the form of Exhibit B hereto and signed by the Issuer (or the Collateral Manager on behalf of the Issuer). Each such Class A-1AR Draw Request shall specify the following information in compliance with Section 2.02 of this Agreement and Section 18.1 of the Indenture:

          (a) the aggregate amount of the requested Class A-1AR Draw;

          (b) the date of such Class A-1AR Draw, which shall be a Business Day; and

          (c) wire instructions and account information for the Class A-1AR
Draw.

          Promptly following receipt of a Class A-1AR Draw Request, on the date of receipt of a Class A-1AR Draw Request for a Class A-1AR Draw, the Class A-1AR Note Agent shall forward (by facsimile or electronic messaging system) to each Holder (with a copy to the Trustee) a copy of such Class A-1AR Draw Request substantially in the form of Exhibit B hereto and of the amount of such Holder's pro rata Advance to be made as part of the requested Class A-1AR Draw. Any Class A-1AR Draw Request received after 11:00 a.m. (New York City time) on any Business Day or on a day which is not a Business Day shall be deemed to be a Class A-1AR Draw Request received at 9:00 a.m. on the next Business Day and to be funded on the second next Business Day by the Holders of Class A-1AR Notes.

          Section 2.04 Funding of Class A-1AR Draws.

          Subject to Sections 2.01, 3.02(d), 4.02 and 4.03, each Holder shall make each Advance to be made by it hereunder by initiating a wire transfer in immediately available funds by 1:00 p.m. (New York City time) on the Business Day specified in the Class A-1AR Draw Request to the account designated by the Issuer (or the Collateral Manager on behalf of the Issuer) for such purpose by notice to the Holders and the Trustee.

          Section 2.05 Termination and Reduction of Class A-1AR Commitments.

          (a) The Class A-1AR Commitments shall terminate at the close of business (New York City time) on the last day of the Revolving Period.

          (b) The aggregate amount of the Class A-1AR Commitments shall be subject to reduction from time to time as provided in Section 11.1 and Section
18.1 of the Indenture.

          (c) Each reduction of the Class A-1AR Commitments shall be made ratably among the Holders in accordance with the amounts of their respective Class A-1AR Commitments. No termination or reduction of the Class A-1AR Commitments shall be effected except as provided in Section 2.05(b) hereof, and
Section 11.1 and Section 18.1 of the Indenture.

          Section 2.06 Advances; Prepayments.

          (a) All Advances made by a Holder shall be evidenced by the Class A-1AR Note of such Holder and shall be governed by and subject to this Agreement and the Indenture. Advances may be prepaid from time to time to the extent payments are either required or permitted to be made under the Indenture; provided that any Class A-1AR Prepayment on a Payment Date, under Section 18.3 of the Indenture, shall be made upon not less than two Business Days notice to the Class A-1AR Note Agent (with a copy to the Trustee and the Holders of the Class A-1AR Notes) by Issuer Order (or by the Collateral Manager on behalf of the Issuer) specifying the amount and date of such Class A-1AR Prepayment, and the Class A-1AR Note Agent shall promptly notify each Holder of the contents of such notice from the Issuer (or from the Collateral Manager). Each such notice of a Class A-1AR Prepayment shall be irrevocable.

          (b) The Class A-1AR Note Agent hereby agrees that it shall keep a register (the "Class A-1AR Note Register") at the office of the Class A-1AR Note Agent and in which the Class A-1AR Note Agent shall maintain records of the Class A-1AR Commitment of each Holder, the aggregate principal amount of Advances from time to time outstanding in respect of each Class A-1AR Note, a copy of each Assignment and Acceptance delivered to the Class A-1AR Note Agent pursuant to Section 6.03(b) and a copy of each Election Notice and of each Assignment and Acceptance delivered to the Class A-1AR Note Agent pursuant to
Section 6.03(f). On each Determination Date and at any time promptly following a request therefor by the Collateral Manager or the Trustee, the Class A-1AR Note Agent shall provide the Collateral Manager and the Trustee with a report specifying the aggregate principal amount of all Advances outstanding in respect of each Class A-1AR Note, the Class A-1AR Commitment of the related Holder (as of such Determination Date) and the ratings of each Holder (as reported by the Collateral Manager to the Class A-1AR Note Agent) and any related Committed Liquidity Provider.

          (c) The aggregate principal amount of any partial voluntary Class A-1AR Prepayment, in respect of the Class A-1AR Notes (taken as a whole), will be at least U.S.$500,000 (and integral multiples of U.S.$500 in excess thereof) or, if the Aggregate Outstanding Amount under the Class A-1AR Notes is less than U.S.$500,000, such lesser amount.

          Section 2.07 [Reserved].

          Section 2.08 Class A-1AR Commitment Fee.

          The Class A-1AR Commitment Fee shall accrue and be payable by the Issuer as provided in the Indenture.

          Section 2.09 Breakage Costs.

          (a) If the Issuer prepays any principal of any Advance other than on a Payment Date (including as a result of an Event of Default) (each such prepayment, a "Break Funding Event"), the Issuer, or the Collateral Manager on behalf of the Issuer, shall give each of the Class A-1AR Note Agent and the Trustee notice (each, a "Notice of Prepayment") of a Class

A-1AR Prepayment, no later than 10:00 a.m. (New York City time) at least four Business Days before the date of such Class A-1AR Prepayment and the Class A-1AR Note Agent, no later than 4:00 p.m. (New York City time) on the Business Day following the date on which it receives such Notice of Prepayment (so long as the Class A-1AR Note Agent has received such Notice of Prepayment by 10:00 a.m.), shall provide a copy of such Notice of Prepayment to each Holder and notify each Holder of such Holder's pro rata share (calculated on the basis of such Holder's purchase percentage) of such Class A-1AR Prepayment.

          (b) If the Issuer, or the Collateral Manager on behalf of the Issuer, gives a Notice of Prepayment, the Issuer shall compensate each Holder, in accordance with the Priority of Payments, for funding losses in an amount (the "Class A-1AR Breakage Amount") equal to the excess, if any, of (i) the amount of interest that such Holder would earn on the principal amount of such prepayment for the period (the "Remaining Period") from (and including) the date of such Break Funding Event to but excluding the next Payment Date if the interest rate payable on such principal prepayment were equal to LIBOR for the then current Interest Accrual Period for such Advance, over (ii) the amount of interest that such Holder would have earned on such principal amount of such prepayment for the Remaining Period if such Holder were to invest such prepayment for the Remaining Period at LIBOR determined with respect to the Remaining Period (assuming LIBOR is determined in accordance with the Indenture). The Class A-1AR Note Agent shall calculate each such Class A-1AR Breakage Amount in accordance with the foregoing provisions and such calculation shall be conclusive absent manifest error. The Issuer shall pay, in accordance with the Priority of Payments, such Holder the Class A-1AR Breakage Amount on the next succeeding Payment Date.

          (c) The Issuer shall not be obligated to pay any additional amounts to the Holder of any Class A-1AR Note or any beneficial owner of an interest in a Class A-1AR Note as a result of any deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges with respect to such Class A-1AR Note.

                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES; COLLATERAL

          Section 3.01 Representations and Warranties.

          Each of the Issuer and the Co-Issuer represents and warrants, as to itself only, to the Holders, the Class A-1AR Note Agent and the Trustee that, as of the date hereof:

          (a) The Issuer has been duly incorporated and is validly existing under the laws of the Cayman Islands. The Co-Issuer has been duly formed and is validly existing under the laws of the State of Delaware.

          (b) It has the power to execute and deliver this Agreement and the Indenture and to perform its obligations under this Agreement and the Indenture and has taken all necessary action to authorize such execution, delivery and performance.

          (c) Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

          (d) All governmental and other consents that are required to have been obtained by it with respect to the execution, delivery and performance of this Agreement and the Indenture have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

          (e) Its obligations under this Agreement, the Class A-1AR Notes and the Indenture constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

          (f) There is not pending or, to its knowledge, threatened against it, or against any of its Affiliates, any action, suit or proceeding at law or in equity or before any court, tribunal, government body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or the Indenture or its ability (as a matter of law) to perform its obligations under this Agreement or the Indenture.

          (g) It is not required to register as an "investment company" under the Investment Company Act.

          (h) It has timely filed or caused to be filed all tax returns and reports required to have been filed and has timely paid or caused to be paid all taxes required to have been paid by it where the failure to do so could reasonably be expected to result, singularly or in the aggregate, in a material adverse effect.

          (i) No Event of Default has occurred and is continuing.

          Section 3.02 Several Representations and Covenants of Each Holder and Each Committed Liquidity Provider.

          Each Holder and each Committed Liquidity Provider severally represents and warrants as of each date it shall acquire any interest in, or fund any Advance (including the date that such Person shall become a party hereto pursuant to an Assignment and Acceptance) and covenants (as to itself only and as to no other Holder or Committed Liquidity Provider) to the Co-Issuers and the Class A-1AR Note Agent that:

          (a) it is an entity duly organized and validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization; it has the organizational power to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary organizational action to authorize such execution, delivery and performance; such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets and do not violate or conflict with in any material respect any material contractual restriction binding on or affecting it or any of its assets; all governmental and other consents that are required to have been obtained by it with respect to the execution, delivery and performance of this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; there is not pending or, to its knowledge, threatened against it, or against any of its Affiliates, any action, suit or proceeding at law or in equity or before any court, tribunal, government body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or the Indenture or its ability to perform its obligations under this Agreement or the Indenture; it has duly executed and delivered this Agreement and its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

          (b) each of the representations and warranties set forth on Schedule II is true, correct and complete;

          (c) except in the case of any Committed Liquidity Provider which has funded the related Holder Subaccount in an amount equal to its unfunded Class A-1AR Commitment, it satisfies the Class A-1AR Ratings Criteria, and acknowledges and agrees that, if it shall at any time fail to comply with the Class A-1AR Ratings Criteria, it shall promptly (but in no event later than 5:00 p.m. on the Business Day such Holder or such Committed Liquidity Provider, as applicable, receives notice or otherwise becomes aware thereof, or, if such notice is received or such Holder or such Committed Liquidity Provider, as applicable, becomes aware thereof after 5:00 p.m. (New York City time) on a Business Day or on any day which is not a Business Day, 9:00 a.m. (New York City time) on the Business Day following the date such Holder or such Committed Liquidity Provider, as applicable, receives notice or otherwise becomes aware thereof) notify the Co-Issuers, the Collateral Manager, the Rating Agencies, the Class A-1AR Note Agent and the Trustee thereof. Each Holder or Committed Liquidity Provider, as applicable, agrees that if it fails at any time to comply with or satisfy the Class A-1AR Ratings Criteria, such Holder or Committed Liquidity Provider, as applicable, shall, within five Business Days thereafter, deposit or cause to be deposited cash in immediately available funds in an amount equal to the undrawn amount of the related Holder's Class A-1AR Commitment in a Holder Subaccount. Each Holder or Committed Liquidity Provider, as applicable, acknowledges that if such Holder or Committed Liquidity Provider, as applicable, fails to fund such Holder Subaccount in accordance with the terms of this Section 3.02(c), (i) the Issuer (or the Collateral Manager on behalf of the Issuer) has the right hereunder, and is required under Section 18.4 of the Indenture, to promptly use reasonable efforts to replace such Holder and any Committed Liquidity Provider with respect thereto (at the cost of such Holder or Committed Liquidity Provider, as applicable) with another entity that meets the Class A-1AR Ratings Criteria by requiring the replaced Holder and any Committed Liquidity Provider with respect thereto to transfer all of its rights and obligations in respect of the Class A-1AR Notes to the transferee entity in accordance with the provisions specified in Section 6.03 and the replaced Holder and any Committed Liquidity Provider with respect thereto agrees to cooperate with all reasonable requests of the Issuer (or the Collateral Manager on behalf of the Issuer) for the purpose of effecting such transfer and (ii) any payments of principal of or interest on any Class A-1AR Note held by such Holder and any payments of a Class A-1AR Commitment Fee, that would otherwise be payable to such Holder under this Agreement and the Indenture shall, until such Holder is replaced by another entity that meets the Class A-1AR Ratings Criteria, be deposited into a Holder Subaccount with respect to such Holder and such Holder Subaccount shall be governed by the terms of the Indenture. Each Holder or Committed Liquidity Provider, as applicable, agrees to notify the Class A-1AR Note Agent promptly after any deposit of funds by such Holder or Committed Liquidity Provider, as applicable, into a Holder Subaccount. Each Holder or Committed Liquidity Provider, as applicable, further acknowledges and agrees that if at any time it fails to fund any portion of a Class A-1AR Draw as required under Article 2 of this Agreement (taking into account the terms of Section 6.03(f)) (any such Holder or Committed Liquidity Provider, as applicable, a "Defaulting Holder"), that (i) any payments of principal of or interest on any Class A-1AR Note held by such Holder and any payments of a Class A-1AR Commitment Fee, that would otherwise be payable to such Defaulting Holder under this Agreement and the Indenture shall, for so long as such Defaulting Holder continues to fail to satisfy such requirement or until such Defaulting Holder is replaced by another entity that meets the Class A-1AR Ratings Criteria and satisfies such Defaulting Holder's failed funding obligation, be deposited into a Holder Subaccount with respect to such Holder as provided in Section 3.02(d)(ii) of this Agreement and
Section 18.5 of the Indenture and such Holder Subaccount shall be governed by the terms of the Indenture and (ii) the Issuer (or the Collateral Manager on behalf of the Issuer) has the right hereunder, and is required under Section
18.4 of the Indenture, to promptly use reasonable efforts to replace such Defaulting Holder with another entity that meets the Class A-1AR Ratings Criteria;

          (d) the deposit of cash to a Holder Subaccount by any Holder or Committed Liquidity Provider, as applicable, shall not constitute a Class A-1AR Draw by the Issuer and shall not constitute a utilization of the Class A-1AR Commitment of such Holder, and the funds on deposit in a Holder Subaccount shall not constitute principal outstanding under a Class A-1AR Note. Each Holder or Committed Liquidity Provider, as applicable, that deposits cash into a Holder Subaccount as contemplated by Section 3.02(c) or that has had payments deposited into a Holder Subaccount pursuant to the last sentence of Section 3.02(c) agrees that from and after the date of such deposit and until the related Collateral Account Termination Date, (i) the obligation of such Holder or Committed Liquidity Provider, as applicable, to fund any Class A-1AR Draw shall be satisfied by the Collateral Manager instructing the Trustee to withdraw funds (and the Trustee will provide prior or contemporaneous notice of any such withdrawal to the Class A-1AR Note Agent and the Holders of the Class A-1AR Notes) from such Holder Subaccount (provided that such Holder or Committed Liquidity Provider, as applicable, shall remain obligated in respect of such Class A-1AR Draw to the extent the portion of the Class A-1AR Draw applicable to such Holder exceeds the amount on deposit in such Holder Subaccount), (ii) all payments of principal (and, if such Holder or such Committed Liquidity Provider, as applicable, is a Defaulting Holder, interest) with respect to such Class A-1AR Draw (and, if such Holder or such Committed Liquidity Provider, as applicable, is a Defaulting Holder, any Class A-1AR Commitment Fees payable to such Holder or such Committed Liquidity Provider, as applicable) shall be made by depositing the related funds into such Holder Subaccount and (iii) the Collateral Manager shall have full authority to instruct the Trustee to withdraw funds (and the Trustee will provide prior notice of any such withdrawal to the Class A-1AR Note Agent) from such Holder Subaccount at the time of, and in connection with, the making of any such Class A-1AR Draw or any payment described in the foregoing clauses of this Section 3.02(d) and to deposit funds (with prior or contemporaneous notice of any such deposit to the Class A-1AR Note Agent) into such Holder Subaccount, all in accordance with the terms of and for the purposes set forth in this Agreement and in the Indenture. After the Collateral Account Termination Date for any Holder and any Committed Liquidity Provider with respect thereto (subject to the terms of Section 18.5 of the Indenture), all funds then held in the related Holder Subaccount shall be withdrawn from such Holder Subaccount and applied in accordance with Section 18.5 of the Indenture, and thereafter all payments of principal and interest with respect to Advances made by such Holder or such Committed Liquidity Provider, as applicable, shall be paid directly to such Holder or such Committed Liquidity Provider, as applicable, in accordance with the Indenture. The Trustee shall promptly (at the direction of such Holder or such Committed Liquidity Provider, as applicable) invest any amounts on deposit in any Holder Subaccount in securities which satisfy the definition of Eligible Investments maturing on the day following the date of acquisition thereof (collectively, the "Class A-1AR Eligible Investments"). Investment earnings received during each Due Period in respect of Class A-1AR Eligible Investments in a Holder Subaccount will be paid to the applicable Holder or Committed Liquidity Provider, as applicable, on the related Payment Date so long as it is not a Defaulting Holder at such time, and otherwise shall be deposited into such Holder Subaccount; and

          (e) it agrees to treat each of the Co-Issuers as a disregarded entity for U.S. Federal, state and local income tax purposes, to report all income (or loss) in accordance with such treatment and not take any action inconsistent with such treatment.

                                    ARTICLE 4

                                   CONDITIONS

          Section 4.01 Closing Date Conditions.

          The obligations of the Holders to make Advances shall not become effective until the date on which the Indenture is executed and delivered and the Notes are duly authorized, issued, authenticated and delivered thereunder.

          The purchase of any Class A-1AR Note on the Closing Date and the obligation of the related Holder to make an Advance on the occasion of the initial Class A-1AR Draw pursuant to Article 2 is subject to the satisfaction of the following conditions (in addition to the conditions specified in Section 4.02):

          (a) All of the conditions precedent in Article III of the Indenture shall have been satisfied or waived in accordance with the terms thereof.

          (b) Each of the statements referred to in Sections 4.02(b) and (c) hereof shall be true (as if a Class A-1AR Draw shall occur on the Closing Date), and the Class A-1AR Note Agent (with a copy to the Holders of the Class A-1AR Notes) and the Collateral Manager shall be deemed to have certified, as of the Closing Date, to such effect.

          (c) The Class A-1AR Notes shall have been duly executed by the Co-Issuers and delivered to the Class A-1AR Note Agent for the benefit of the Initial Holders.

          Section 4.02 Conditions to Advances.

          The obligation of each Holder to make an Advance on the occasion of any Class A-1AR Draw pursuant to Article 2 is subject to the satisfaction or waiver of the following conditions:

          (a) In the case of any Class A-1AR Draw (other than a Class A-1AR Draw on the Closing Date), the Class A-1AR Note Agent, or, pending the appointment of a successor Class A-1AR Note Agent pursuant to Section 5.04(e), the Collateral Manager, shall have received a Class A-1AR Draw Request given in accordance with
Section 2.03.

          (b) Each of this Agreement, the Indenture and each Class A-1AR Note is in full force and effect.

          (c) All other conditions precedent to such Class A-1AR Draw set forth in this Agreement and the Indenture have been satisfied in all material respects (or waived pursuant to the terms hereof or thereof).

          Except for a Class A-1AR Draw made as contemplated under Section 4.03, each Class A-1AR Draw shall be deemed to constitute a representation and warranty by each of the Issuer and the Co-Issuer on the date thereof as to the applicable matters specified in Sections 4.02 (b) and (c).

          Section 4.03 Obligations Unconditional.

          Notwithstanding the failure to satisfy any of the conditions in the foregoing Section 4.02(c), the Holders (or, if an Election Notice has been delivered pursuant to Section 6.03(f), the Committed Liquidity Provider) shall, subject to Section 2.01, be obligated to make Advances to the Issuer in connection with Class A-1AR Draws to fund Delayed Funding Amounts relating to Delayed Draw Term Loans. However, the obligation of each Holder under this
Section 4.03 shall terminate on the Commitment Termination Time following the occurrence of any Class A-1AR Draw required at such time.

          Section 4.04 Class A-1AR Draws on a Mandatory Class A-1AR Draw Date.

          (a) Notwithstanding anything herein to the contrary, on the Mandatory Class A-1AR Draw Date, the Issuer (or the Collateral Manager on behalf of the Issuer) shall make a Class A-1AR Draw Request in accordance with Section 2.03 hereof in an amount equal to the Aggregate Class A-1AR Undrawn Amount as of such date. The Trustee shall (at the direction of the Collateral Manager and on behalf of the Issuer) upon receipt of such Class A-1AR Draw, out of the proceeds of such Class A-1AR Draw, deposit into the Delayed Funding Obligations Account an amount equal to the Total Unfunded Delayed Funding Amount and shall deposit the remaining proceeds of such Class A-1AR Draw into the Principal Collection Account where such amounts shall be applied in accordance with the Priority of Payments as Principal Proceeds on the following Payment Date (or, if such amount is received on a Payment Date, on such

Payment Date). The Class A-1AR Commitments will terminate immediately after such Class A-1AR Draw is made and such funds are transferred to the Trustee.

          (b) No Class A-1AR Draw Request may be made after the Mandatory Class A-1AR Draw Date.

          Section 4.05 Liquidity Facility Term; Class A-1AR Draws on Liquidity Facility Extension Failure.

          (a) Notwithstanding anything to the contrary herein, no Holder may enter into a Liquidity Facility for a term of less than 364-days, subject to one-year extensions up to the Stated Maturity of the Class A-1AR Notes.

          (b) Upon any failure of the Holder to extend any related Liquidity Facility, if any, the Issuer (or the Collateral Manager on behalf of the Issuer) shall make a Class A-1AR Draw Request to each Holder in accordance with Section
2.03 hereof in an amount equal to such Holder's pro rata share of the Aggregate Class A-1AR Undrawn Amount as of such date. The Trustee shall (at the direction of the Collateral Manager and on behalf of the Issuer) deposit the proceeds of such Class A-1AR Draw into the Delayed Funding Obligations Account.

                                    ARTICLE 5

                           THE CLASS A-1AR NOTE AGENT

          Section 5.01 Appointment.

          Each of the Holders hereby irrevocably appoints the Class A-1AR Note Agent as its agent and authorizes the Class A-1AR Note Agent to take such actions on its behalf and to exercise such powers as are delegated to the Class A-1AR Note Agent by the terms hereof and of the Indenture, together with such actions and powers as are reasonably incidental thereto.

          Section 5.02 Certain Duties and Responsibilities.

          (a) The Class A-1AR Note Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Class A-1AR Note Agent.

          (b) Upon receipt of certificates and other notices furnished to the Class A-1AR Note Agent and conforming to the requirements of this Agreement, the Class A-1AR Note Agent may, in the absence of gross negligence, willful misconduct or bad faith on its part, conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein. Neither the Class A-1AR Note Agent nor any of its affiliates, directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) in the absence of its own gross negligence, willful misconduct or bad faith with the consent or at the request of the Holders representing at least a majority of the Class A-1AR Commitments (and to the extent required under the Transaction Documents, the Issuer or the Collateral Manager on behalf of the Issuer) or (ii) in the absence of its own gross negligence, willful misconduct or bad faith. Neither the Class A-1AR Note Agent nor any of its affiliates, directors, officers, agents or employees shall be responsible or have any duty to ascertain, inquire or verify: (i) any statement, warranty or representation made in connection with this Agreement, any of the other Transaction Documents or any Class A-1AR Draw hereunder, (ii) the performance or observation of any of the covenants or agreements of the Issuer or (iii) the validity, effectiveness or genuineness of this Agreement, the Indenture or any instrument or writing furnished in connection herewith. The Class A-1AR Note Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, facsimile, electronic messaging or similar writing) reasonably believed by it to be genuine or signed by the proper party or parties.

          (c) No provision of this Agreement shall be construed to relieve the Class A-1AR Note Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

          (i) this subsection shall not be construed to limit the effect of subsections (a) and (b) of this Section 5.02;

          (ii) the Class A-1AR Note Agent shall not be liable for any error of judgment made in good faith by an officer, director, agent or employee unless it shall be proven that the Class A-1AR Note Agent was grossly negligent in ascertaining the pertinent facts; and

          (iii) no provision of this Agreement shall require the Class A-1AR Note Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, unless such risk or liability relates to performance of its ordinary services under this Agreement.

          (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Class A-1AR Note Agent shall be subject to the provisions of this Section 5.02. Each Holder shall, ratably, in accordance with its Class A-1AR Commitment (or, if the Class A-1AR Commitments have been terminated or permanently reduced to zero, the unpaid principal amount of its Advances) indemnify each Indemnified Person for all Losses not reimbursed by the Issuer pursuant to Section 5.03(a)(iii); provided that no Holder shall have such indemnity or reimbursement obligation to the extent that such Loss incurred by the applicable Indemnified Person arises out of, or in connection with any act or omission of any Indemnified Person constituting (x) negligence or (y) a breach of this Agreement.

          Section 5.03 Compensation.

          (a) Subject to Section 6.12 the Issuer agrees:

          (i) to pay the Class A-1AR Note Agent on each Payment Date a Class A-1AR Note Agent Fee as a Company Administrative Expense for all services rendered by it hereunder;

          (ii) except as otherwise expressly provided herein, to reimburse the Class A-1AR Note Agent (subject to any written agreement between the Issuer and the Class A-1AR Note Agent) forthwith upon its request for all reasonable fees and expenses (including attorneys' fees) incurred or made by the Class A-1AR Note Agent in accordance with any provision of this Agreement; and

          (iii) to indemnify the Class A-1AR Note Agent and its affiliates, officers, directors, employees and agents (collectively, "Indemnified Persons"), and to hold them harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on their part, arising out of or in connection with the exercise or performance of any of the Class A-1AR Note Agent's obligations or duties under this Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection therewith (collectively "Losses");

provided that (x) such amounts described in clauses (i), (ii) and (iii) above shall be payable on each Payment Date as Company Administrative Expenses only to the extent that funds are available for such purpose in accordance with the Priority of Payments and (y) any such amounts that are not paid in full on any Payment Date shall be deferred and shall be payable on a subsequent Payment Date to the extent funds are available for such purpose in accordance with the Priority of Payments.

          (b) The Class A-1AR Note Agent shall, subject to Section 6.12 and the Priority of Payments, receive amounts pursuant to this Section 5.03 only to the extent that the payment thereof will not result in an Event of Default, and the failure to pay such amounts to the Class A-1AR Note Agent shall not, by itself, constitute an Event of Default. The Class A-1AR Note Agent hereby agrees not to file, cause the filing of, or join in any petition in bankruptcy against the Issuer for the non-payment to the Class A-1AR Note Agent of any amounts provided by this Section 5.03 until at least one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all the Notes issued under the Indenture. The provisions of this Section 5.03(b) shall survive any termination of this Agreement.

          Section 5.04 Resignation and Removal; Appointment of a Successor.

          (a) No resignation or removal of the Class A-1AR Note Agent and no appointment of a successor Class A-1AR Note Agent pursuant to this Article 5 shall become effective until the appointment by the successor Class A-1AR Note Agent under Section 5.05 becomes effective.

          (b) Subject to Section 5.04(a), the Class A-1AR Note Agent may resign at any time by giving written notice thereof to the Co-Issuers, the Collateral Manager, the Holders, the Trustee and each Rating Agency.

          (c) The Class A-1AR Note Agent may be removed at any time by Holders representing at least a majority of the Class A-1AR Commitments with 60 days prior written notice delivered to the Class A-1AR Note Agent, the Trustee, the Collateral Manager and to the Co-Issuers.

          (d) If at any time the Class A-1AR Note Agent shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Class A-1AR Note Agent or of its property shall be appointed or any public officer shall take charge or control of the Class A-1AR Note Agent or of all or a substantial part of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (subject to Section 5.04(e)), (i) the Issuer (at the direction of the Collateral Manager and on behalf of the Issuer), by Issuer Order, shall remove the Class A-1AR Note Agent, or (ii) any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Class A-1AR Note Agent and the appointment of a successor Class A-1AR Note Agent.

          (e) If the Class A-1AR Note Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Class A-1AR Note Agent for any reason, the Issuer (at the direction of the Collateral Manager and on behalf of the Issuer), by Issuer Order, shall promptly appoint a successor Class A-1AR Note Agent. If the Issuer shall fail to appoint a successor Class A-1AR Note Agent within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Class A-1AR Note Agent may be appointed by Holders representing a majority of the Class A-1AR Commitments at such time delivered to the Issuer and the retiring Class A-1AR Note Agent. The successor Class A-1AR Note Agent so appointed shall, forthwith upon its acceptance of such appointment, become the successor Class A-1AR Note Agent and supersede any successor Class A-1AR Note Agent proposed by the Issuer. If no successor Class A-1AR Note Agent shall have been so appointed by the Issuer or such Holders and shall have accepted appointment in the manner hereinafter provided, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Class A-1AR Note Agent.

          (f) The Issuer shall give prompt notice of each resignation and each removal of the Class A-1AR Note Agent and each appointment of a successor Class A-1AR Note Agent by mailing written notice of such event by first class mail, postage prepaid, to the Trustee, each Rating Agency, the Collateral Manager and to the Holders as their names and addresses appear in the Class A-1AR Note Register. Each notice shall include the name and address of the successor Class A-1AR Note Agent. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor Class A-1AR Note Agent, the successor Class A-1AR Note Agent shall cause such notice to be given at the expense of the Issuer.

          Section 5.05 Acceptance of Appointment by Successor.

          Every successor Class A-1AR Note Agent appointed hereunder shall execute, acknowledge and deliver to the Co-Issuers and the retiring Class A-1AR Note Agent an instrument accepting such appointment with immediate effect. Upon delivery of the required instrument, the resignation or removal of the retiring Class A-1AR Note Agent shall become effective and such successor Class A-1AR Note Agent, without any other act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of the retiring Class A-1AR Note Agent; save that, upon request of the Issuer or Holders representing a majority of the Class A-1AR Commitments or the successor Class A-1AR Note Agent, such retiring Class A-1AR Note Agent shall, upon payment of its fees and expenses then unpaid, execute and deliver an instrument transferring to such successor Class A-1AR Note Agent all the rights, powers and trusts of the retiring Class A-1AR Note Agent.

                                    ARTICLE 6

                                  MISCELLANEOUS

          Section 6.01 Notices.

          Except in the case of notices and other communications expressly permitted to be given by facsimile or electronic messaging system, all notices and other communications provided for herein (including each consent, notice, direction or request) shall be in writing and shall be delivered by hand or overnight courier service or sent by facsimile, as follows:

          (a) if to the Co-Issuers, the Rating Agencies, the Collateral Manager or the Trustee, at its address or facsimile number set forth in the Indenture;

          (b) if to the Class A-1AR Note Agent, at its address or facsimile number set forth on Schedule I or at such other address as shall be designated by the Class A-1AR Note Agent in a notice to the Co-Issuers, each Holder, the Trustee and the Collateral Manager; and

          (c) if to any Holder, at its address or facsimile number set forth on
Schedule I (in the case of any Initial Holder) or in the Assignment and Acceptance delivered by it; or at such other address as shall be designated by a Holder in a notice to the Co-Issuers, the Class A-1AR Note Agent, the Trustee and the Collateral Manager.

          All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          Section 6.02 Waivers; Amendments.

          (a) No waiver of any provision of this Agreement or consent to any departure by the Issuer herefrom shall in any event be effective unless the same shall be permitted by Section 6.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Manager on behalf of the Issuer and the Class A-1AR Note Agent with the consent of Holders representing at least a majority of the Class A-1AR Commitments except as otherwise expressly provided in Section 6.02(c); provided that no such agreement shall amend, modify or otherwise affect the rights or duties of the Trustee or of the Collateral Manager, as applicable, hereunder or in respect hereof without the prior written consent of the Trustee or of the Collateral Manager, as applicable. Prior to entering into any amendment, waiver or modification to this Agreement, the Rating Agency Condition shall be satisfied with respect thereto. Subject to the foregoing, the Collateral Manager, on behalf of the Issuer, shall give prior written notice to each Rating Agency and the Trustee of any waiver, amendment or modification of any provision of this Agreement.

          (c) No waiver, amendment or modification of the Indenture or any other agreement referred to herein or therein to which the Issuer is a party (other than this Agreement) shall affect any of the rights or obligations under this Agreement of the parties hereto unless such waiver, amendment or modification is effected in accordance with the applicable provisions of this Agreement and the Indenture; provided that no such waiver, amendment or modification shall increase the Maximum Class A-1AR Commitment, modify the interest payable thereon, materially change the provisions of Article 18 of the Indenture, modify the calculation of the Class A-1AR Commitment Fee or extend the term of any of the Class A-1AR Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Class A-1AR Commitments, without the consent of each of the Holders.

          (d) A failure or delay in exercising any right, power or privilege in respect of this Agreement shall not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege shall not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

          Section 6.03 Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and transferees.

          (b) The Issuer may not assign or delegate any of its rights or obligations under this Agreement without the prior consent of each Holder, the Class A-1AR Note Agent, the Trustee and the Collateral Manager; provided that it is understood and agreed that the Issuer is Granting all of its right, title and interest in, to and under this Agreement to the Trustee for the benefit and security of the Secured Parties. No Holder may assign or delegate any of its rights or obligations under this Agreement or under any Class A-1AR Notes, except that (i) any Holder may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Class A-1AR Commitment and the Advances at the time owing to it); provided that, in either such case, (A) any assignment by a Holder of less than all of a Class A-1AR Note or the related Class A-1AR Commitment shall be of the same ratable portion of such Class A-1AR Note and the related Class A-1AR Commitment, (B) no such assignment shall be effected unless all conditions precedent to the transfer of the relevant Class A-1AR Note specified in the Indenture (including such assignee's satisfaction of the Class A-1AR Ratings Criteria) have been satisfied and such Holder shall have received the prior written consent of the Issuer and the Collateral Manager to such assignment, and
(C) no such assignment shall be effected unless the parties to such assignment shall have executed and delivered to the Class A-1AR Note Agent (with a copy to the Trustee, the Collateral Manager and the Holders of the Class A-1AR Notes) a duly completed Assignment and Acceptance and (ii) any Holder that is entitled under a Liquidity Facility to borrow loans from, or sell all or a portion of Class A-1AR Notes or interests therein to, Liquidity Providers may assign its rights hereunder and under the Class A-1AR Notes and/or delegate to the related Liquidity Providers, and such Liquidity Providers may severally agree to each perform their ratable share (determined in accordance with their respective Class A-1AR Commitments under the relevant Liquidity Facility) of, all of the Holder's obligations hereunder or under the Class A-1AR Notes; provided that each related Liquidity Provider which is a Committed Liquidity Provider either executes and delivers a signature page hereto or enters into an Assignment and Acceptance agreeing to be a Committed Liquidity Provider hereunder. Upon acceptance and recording pursuant to Section 6.03(c), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Holder or of a Committed Liquidity Provider, as applicable, under this Agreement, and the assigning Holder thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Holder's rights and obligations under this Agreement and in respect of Class A-1AR Notes, such Holder shall cease to be a party hereto).

          (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Holder and an assignee and/or delegee, the Class A-1AR Note Agent shall accept such Assignment and Acceptance and record the information contained therein in the Class A-1AR Note Register. No such assignment or delegation shall be effective for purposes of this Agreement unless it has been recorded in the Class A-1AR Note Register as provided in this paragraph.

          (d) Any Holder may at any time Grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Holder, including any such Grant to a Federal Reserve Bank, and this Section 6.03 shall not apply to any such Grant of a security interest; provided that no such Grant of a security interest shall release a Holder from any of its obligations hereunder or substitute any such assignee for such Holder as a party hereto.

          (e) Notwithstanding anything in Section 6.03(b) to the contrary, any Holder may delegate its obligations hereunder in respect of any Class A-1AR Note held by such Holder to its Liquidity Providers; provided that (i) each such Liquidity Provider which is a Committed Liquidity Provider complies with the Class A-1AR Ratings Criteria and either executes and delivers a signature page hereto or enters into an Assignment and Acceptance Agreement pursuant to which it agrees to be a Committed Liquidity Provider hereunder, (ii) such delegation shall be effected ratably according to the respective Class A-1AR Commitments under the Liquidity Facility of the Liquidity Providers, (iii) notwithstanding such delegation, such Holder may, in its sole discretion, continue to perform the obligations so delegated (and the Liquidity Providers shall have no right to perform such obligations in the event such Holder performs such obligations) and
(iv) subject to the immediately preceding clause (iii), the rights and obligations of the parties hereto in respect of any Advances made by such Holder hereunder shall not be affected by such delegation. Any such delegation shall also be subject to the several agreement of the Liquidity Providers (for the express benefit of such Holder, the Issuer, the Class A-1AR Note Agent, the Collateral Manager and the Trustee) to be included in their respective Assignment and Acceptance Agreements to perform all of the obligations of such Holder hereunder delegated to the Liquidity Providers as provided in the foregoing sentence, with each Liquidity Provider agreeing to perform only its ratable share of such obligations as so provided. With respect to Advances made by the Liquidity Providers in accordance with the delegation provided above, the Liquidity Providers shall be subrogated, severally and ratably in accordance with their respective Class A-1AR Commitments under the Liquidity Facility, to the rights of the relevant Holder against the Issuer in respect of the related Class A-1AR Note and under the Indenture.

          (f) Notwithstanding anything in Section 2.01 or Section 6.03(b) to the contrary, if any Holder party hereto elects to be subject to this Section 6.03(f), then such Holder (unless it is maintaining a Class A-1AR Holder Collateral Account as provided in Section 3.02(d)) shall not be obligated to make Advances hereunder except as provided in Section 2.01(b)(i); provided that such Holder shall have in effect at all times (unless it is maintaining a Class A-1AR Holder Collateral Account as provided in Section 3.02(d) for the full amount of its unfunded Class A-1AR Commitment) a Liquidity Facility with one or more Liquidity Providers pursuant to which such Liquidity Providers are obligated (ratably according to their respective Class A-1AR Commitments under the Liquidity Facility), to make loans to, or acquire interests in assets of, such Holder in an aggregate principal amount up to the aggregate stated principal amount at such time Outstanding of Class A-1AR Notes held by such Holder (such a Liquidity Provider, a "Committed Liquidity Provider") and each such Committed Liquidity Provider complies with the Class A-1AR Ratings Criteria and has agreed (for the express benefit of such Holder, the Issuer, the Class A-1AR Note Agent, the Collateral Manager and the Trustee) to be a Committed Liquidity Provider and to be liable hereunder by either executing and delivering a signature page hereto or by entering into an Assignment and Acceptance Agreement. Notwithstanding the foregoing, such Holder may, in its sole discretion, elect, from time to time, to fund any Advance requested by the Issuer in respect of any Class A-1AR Note held by such Holder. With respect to Advances made by the Liquidity Providers under the Liquidity Facility as contemplated by this Section 6.03(f) at the request of the Issuer on behalf of such Holder, the Liquidity Providers for such Holder shall be subrogated, severally and ratably in accordance with their respective Class A-1AR Commitments under the Liquidity Facility, to the rights of such Holder against the Issuer in respect of the related Class A-1AR Notes and under the Indenture. Any such Holder that elects to enter into a Liquidity Facility as contemplated by and to be subject to this Section 6.03(f) shall indicate such Holder's election by providing an original executed signature page to this Agreement (in the case of a Committed Liquidity Provider that becomes a party hereto on the Closing Date) or an original executed copy of each Assignment and Acceptance Agreement, in each case, executed by its Committed Liquidity Providers to the Issuer and the Trustee with a copy thereof to the Class A-1AR Note Agent and the Collateral Manager (an "Election Notice").

          (g) Without limiting the effect of Section 6.03(f), for so long as a Holder is a CP Conduit, and notwithstanding any provisions contained herein or in the Indenture, such Holder shall not, and shall not be obligated to, make any payments hereunder or under the Indenture (except with respect to funding Class A-1AR Draws in full as, when and to the extent required under this Agreement which shall not be conditioned upon this Section 6.03(g), but which shall remain subject to any conditions precedent specified herein), unless such Holder has received funds which may be used to make such payment and which funds are not required to repay its commercial paper notes when due and, after giving effect to such payment, either (i) the Holder could issue commercial paper notes to refinance all of such Holder's outstanding commercial paper notes (assuming such outstanding commercial paper notes matured at such time) in accordance with the governing documents governing such Holder's commercial paper program or (ii) all of such Holder's commercial paper notes are paid in full. Any amount which the Holder does not fund pursuant to the operation of this paragraph shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or obligation of such Holder for any such insufficiency.

          Section 6.04 Survival.

          All covenants, agreements, representations and warranties made by the Co-Issuers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Advances, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Trustee, the Collateral Manager, the Class A-1AR Note Agent or any Holder may have had notice or knowledge of any incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Class A-1AR Note or any amount payable under this Agreement or the Indenture in respect of any Class A-1AR Note is outstanding and unpaid and so long as the Class A-1AR Commitments have not expired or terminated.

          Section 6.05 Counterparts; Integration; Effectiveness.

          This Agreement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, any Liquidity Facility and the Indenture constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Co-Issuers, the Initial Holders party hereto and the Class A-1AR Note Agent and when the Co-Issuers shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by electronic messaging shall be effective as delivery of a manually executed counterpart of this Agreement.

          Section 6.06 Severability.

          Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          Section 6.07 Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial Right.

          (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS AGREEMENT (WHETHER IN CONTRACT,

TORT OR OTHERWISE) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

          (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to Section 6.12, nothing in this Agreement shall affect any right that the Class A-1AR Note Agent or any Holder may otherwise have to bring any action or proceeding relating to this Agreement against the Issuer or their properties in the courts of any jurisdiction.

          (c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the first sentence of Section 6.07(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Except as otherwise expressly provided in this Section 6.07(d), each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law. The Co-Issuers hereby irrevocably appoint and designate CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, or any other Person having and maintaining a place of business in the State of New York whom the Co-Issuers may from time to time hereafter designate as the true and lawful attorney and duly authorized agent for acceptance of service of legal process of the Co-Issuers. The Co-Issuers agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (e) EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 6.08 Benefits of Indenture and this Agreement.

          The Co-Issuers hereby acknowledge and confirm that each representation, warranty, covenant and agreement made pursuant to the Indenture by it also is made herein to the

Trustee, all for the benefit and security of the Securityholders (including the Holders of the Class A-1AR Notes) as provided in the Indenture.

          Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns and the Holders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          Section 6.09 Headings.

          Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          Section 6.10 No Proceedings.

          Each of the parties hereto hereby agrees (which agreement shall, pursuant to the terms of this Agreement, be binding upon their respective successors and assigns) that they shall not institute against, or join any other Person in instituting against, any Holder which is a CP Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day (or, if longer, the applicable preference period then in effect) after the latest maturing commercial paper note or other debt obligation issued by such Holder is paid in full; provided that the foregoing shall not limit the rights of the Issuer to take any such action with respect to any Liquidity Provider to which the obligations of such Holder have been delegated in accordance with Sections 6.03(e) and 6.03(f). The provisions of this Section
6.10 shall survive the termination of this Agreement.

          Section 6.11 Recourse Against Certain Parties.

          No recourse under or with respect to any obligation, covenant or agreement of any Holder shall be had against any incorporator, stockholder, affiliate, officer, member, manager, partner, employee or director of such Holder, as such, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such Holder contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate or limited liability company, as applicable, obligations of such Holder, and that no personal liability whatsoever shall attach to or be incurred by any incorporator, stockholder, affiliate, officer, member, agent, administrative agent, manager, partner, employee or director of such Holder, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such Holder contained in this Agreement or in any other such instrument, document or agreement, or which are implied therefrom, and that any and all personal liability of every such incorporator, stockholder, affiliate, officer, employee, member, agent, administrative agent, manager, partner or director of such Holder for breaches by such Holder of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 6.11 shall survive the termination of this Agreement.

          Section 6.12 Non-Petition; Non-Recourse Obligations.

          Each Holder, Committed Liquidity Provider and the Class A-1AR Note Agent agrees that it shall not file, cause the filing of or join any Person in a petition in bankruptcy against the Issuer in any jurisdiction for any amounts due hereunder until at least one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all the Notes issued under the Indenture. The Class A-1AR Notes and all obligations of the Issuer under this Agreement are non-recourse obligations of the Issuer. The Class A-1AR Notes and all of the other obligations of the Issuer under this Agreement are payable solely from the Collateral Granted by the Issuer to secure the Notes subject to the availability of funds for such purpose in accordance with the Priority of Payments established under the Indenture and, following realization of the Collateral and application of the proceeds thereof in accordance with the Indenture, any claims against the Issuer and the obligations of the Issuer hereunder and under the Class A-1AR Notes shall be extinguished and shall not thereafter revive. None of the security holders, stockholders, beneficial owners, members, managers, officers, directors, employees, partners or incorporators of the Issuer, the Collateral Manager, the Placement Agent, the Trustee, any of their respective affiliates and any other person or entity shall be obligated to make payments on the Notes. Consequently, the Holders of the Notes, the Class A-1AR Note Agent and any other party to this Agreement must rely solely on amounts received in respect of the Collateral Granted to secure the Notes for the payment of principal thereof and interest, the Class A-1AR Commitment Fee and all other amounts owing thereon or hereunder. The Holders and the Class A-1AR Note Agent hereby acknowledge and agree that the Issuer's obligations hereunder will be solely the corporate obligations of the Issuer, and neither a Holder nor the Class A-1AR Note Agent will have recourse to any of the directors, officers, employees, shareholders or affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transaction contemplated hereby. The provisions of this Section 6.12 shall survive the termination of this Agreement.

          Section 6.13 Term, Termination.

          This Agreement shall commence as of the date first set forth above and shall continue in force until the earliest of (i) the Commitment Termination Time or (ii) the termination of the Indenture in accordance with its terms.

          Section 6.14 Disclosure.

          (a) Each of the Class A-1AR Note Agent and each Holder shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and all information with respect to the other parties, including all information regarding the business of the Issuer and the Co-Issuer and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its directors, officers and employees may (i) disclose such information to its external accountants, attorneys, investors, potential investors, credit enhancers and the agents or advisors of such Persons ("Excepted Persons"); provided, however, that each

Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Class A-1AR Note Agent and each Holder that such information shall be used solely in connection with such Excepted Person's evaluation of, or relationship with, the Issuer and the Co-Issuer and its affiliates, (ii) disclose the existence of this Agreement, but not the financial terms thereof,
(iii) disclose such information as is required by Applicable Law and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 6.14(a) including, without limitation, all fees and other pricing terms, and all Events of Default and priority of payment provisions.

          (b) Anything herein to the contrary notwithstanding, the Issuer and the Co-Issuer hereby consent to the disclosure of any nonpublic information with respect to it (i) to the Class A-1AR Note Agent and each Holder, (ii) by the Holder to any prospective or actual assignee or participant of any of them or
(iii) by the Liquidity Provider or the Holder to any Rating Agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Holder and to any officers, directors, employees, outside accountants, advisors, and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Class A-1AR Note Agent and each Holder may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

          (c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, (ii) disclosure of any and all information
(A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Issuer's or the Co-Issuer's business or that of their respective affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Issuer, the Co-Issuer, the Collateral Manager or an affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by the Issuer or (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Issuer having a need to know the same, provided that the Issuer advises such recipient of the confidential nature of the information being disclosed, or
(iii) any other disclosure authorized by the Issuer.

          (d) Each of the parties hereby covenants and agrees that so long as any Holder that is a CP Conduit is a registered owner of Class A-1AR Notes:

          (i) except with respect to the Class A-1AR Holder Collateral Account and any relevant Holder Subaccount, it waives any right to set-off and to appropriate and apply any and all deposits and any other indebtedness at any time held or owing thereby to or for the credit or the account of such Holder against and on account of the obligations and liabilities of such Holder to such party under this Agreement; and

          (ii) notwithstanding anything to the contrary herein no provision of this Agreement adversely affecting the rights or duties of such Holder or a related Liquidity Provider for such Holder may be amended or waived without the written consent of such Holder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective Authorized Officers as of the day and year first above written.

                                        ARBOR REALTY MORTGAGE SECURITIES SERIES
                                           2006-1, LTD., as the Issuer


                                        By:  /s/  George Danforth
                                            ------------------------------------
                                        Name:  George Danforth
                                              ----------------------------------
                                        Title:  Director
                                               ---------------------------------

                                        ARBOR REALTY MORTGAGE SECURITIES SERIES
                                           2006-1 LLC, as the Co-Issuer


                                        By:  /s/  Guy R. Milone, Jr.
                                            ------------------------------------
                                        Name:  Guy R. Milone, Jr.
                                              ----------------------------------
                                        Title:  Authorized Signatory
                                               ---------------------------------

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                           as Class A-1AR Note Agent


                                        By:  /s/  Thomas J. Varcados
                                            ------------------------------------
                                        Name:  Thomas J. Varcados
                                              ----------------------------------
                                        Title:  Vice President
                                               ---------------------------------

                                        BNP PARIBAS LONDON BRANCH,
                                           as a Class A-1AR Note Holder


                                        By:  /s/ Brett Dean, Christoph Opfermann
                                            ------------------------------------
                                        Name:  Brett Dean, Christoph Opfermann
                                              ----------------------------------
                                        Title:  Authorized Signatory,
                                                Authorized Signatory
                                               ---------------------------------

                                   SCHEDULE I

                                 INITIAL HOLDERS

NAME OF HOLDER/CP CONDUIT   INITIAL CLASS A-1AR COMMITMENT         ADDRESS FOR NOTICES
-------------------------   ------------------------------   -------------------------------
BNP Paribus London Branch          U.S.$100,000,000          BNP Paribas Brokerage Services
                                                             Attn: Jay Brown or Thomas Bland
                                                             610-491-1741
                                                             555 Croton Road
                                                             King of Prussia, PA 19406

The Initial Holder shall not make a Qualified Securitization Pledge

Payment Instructions:

JPMorgan Chase Bank New York (chasus33 swift)
A/C BNP Paribas London (bnpag22 swift)
A/C: 544714183
Tax ID#: 94-1677765

                             CLASS A-1AR NOTE AGENT

Address for Notices

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: CDO Trust Services Group -
           Arbor Realty Mortgage Securities Series 2006-1
Facsimile No.: (410) 715-3748


                                  Schedule I-1

                                   SCHEDULE II

          Pursuant to Section 3.02 of the Class A-1AR Note Purchase Agreement to which this Schedule II is attached, each Holder (including each Assignee thereof) and each Committed Liquidity Provider, if any (as if it were deemed to be a Holder hereunder) hereby makes the acknowledgments, covenants, representations and agreements set forth below solely with respect to itself:

          (i) The Holder is one of the following:

          (1) (A) a Qualified Purchaser; (B) a QIB; (C) is aware that the sale of the Definitive Class A-1AR Notes to it is being made in reliance on the exemption from registration provided by Rule 144A; (D) is acquiring the Definitive Class A-1AR Notes for its own account or for one or more accounts, each of which is a QIB who is a Qualified Purchaser, and as to each of which the Holder exercises sole investment discretion and (E) is acquiring the Definitive Class A-1AR Notes in a minimum principal amount of not less than U.S.$500,000 for each such account; or

          (2) (A) is not a U.S. Person; (B) is aware that the sale of the Definitive Class A-1AR Notes to it is being made in reliance on the exemption from registration provided by Regulation S and (C) understands that the Definitive Class A-1AR Notes offered in reliance on Regulation S under the Securities Act will bear the additional legend in substantially the following form:

THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANYTIME.

and in each case the owner has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Definitive Class A-1AR Notes and the owner and any accounts for which it is acting are each able to bear the economic risk of the investment; and

          (ii) Before any interest in a Definitive Class A-1AR Note may be offered, resold, pledged or otherwise transferred, the transferee and transferor shall be required to provide the Trustee, with a written certification substantially in the form of Exhibits D-1 and D-2 to the Indenture as to compliance with the transfer restrictions and the Holder must inform a prospective transferee of the transfer restrictions.

          (iii) The Holder understands that the Class A-1AR Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Class A-1AR Notes have not been and will not be registered under the Securities Act, and, if in the future the Holder decides to offer, resell, pledge or otherwise transfer the Class A-1AR Notes, such Class A-1AR Notes may only be offered, resold, pledged or otherwise transferred only in accordance with the Indenture and the applicable legend on such Class A-1AR Notes set forth below. The Holder acknowledges that no representation is made by the Issuer, the Co-Issuer, the Dealers or the Placement Agent, as the case may be, as to the


                                   Schedule II-1
availability of any exemption under the Securities Act or any State securities laws for resale of the Class A-1AR Notes.

          (iv) The Holder understands that the Class A-1AR Notes have not been approved or disapproved by the SEC or any other governmental authority or agency or any jurisdiction and that neither the SEC nor any other governmental authority or agency has passed upon the accuracy of the final offering memorandum relating to the Class A-1AR Notes. The Holder further understands that any representation to the contrary is a criminal offense.

          (v) The Holder is not purchasing the Class A-1AR Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act. The Holder understands that an investment in the Class A-1AR Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The Holder has had access to such financial and other information concerning the Issuer, the Co-Issuer and the Class A-1AR Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Class A-1AR Notes, including, without limitation, an opportunity to ask questions of and request information from the Collateral Manager, the Initial Purchaser, the Issuer and the Co-Issuer, including without limitation, an opportunity to request and review the Moody's Matrix, the S&P Matrix and the Fitch Matrix incorporated by reference in the Offering Memorandum and access to such legal and tax representation as the Holder deemed necessary or appropriate.

          (vi) In connection with the purchase of the Class A-1AR Notes (A) none of the Issuer, the Co-Issuer, the Placement Agent, the Dealers, the Collateral Manager or the Trustee is acting as a fiduciary or financial or investment adviser for the Holder; (B) the Holder is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Co-Issuer, the Dealers, the Placement Agent, the Collateral Manager or the Trustee other than in a current offering memorandum for such Class A-1AR Notes and any representations expressly set forth in a written agreement with such party; (C) none of the Issuer, the Co-Issuer, the Dealers, the Placement Agent, the Collateral Manager or the Trustee has given to the Holder (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of its purchase; (D) the Holder has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Dealers, the Placement Agent, the Collateral Manager or the Trustee; (E) the Holder is purchasing the Class A-1AR Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume (financially and otherwise) these risks; (F) the Holder is a sophisticated investor familiar with transactions similar to its investment in the Class A-1AR Notes; and (G) the purchase of such Class A-1AR Notes by the Holder is within its powers and authority, is permissible under applicable laws governing such purchase, has been duly authorized by it and otherwise complies with applicable laws.


                                 Schedule II-2

          (vii) The Holder understands that the Class A-1AR Notes will bear the applicable legend set forth below. The Holder will provide notice to each Person to whom it proposes to transfer any interest in the Class A-1AR Notes of the transfer restrictions set forth in Section 2.5 of the Indenture, including the Exhibits referenced in Section 2.5 of the Indenture.

          (viii) The Class A-1AR Notes will bear a legend to the following effect unless the Issuer and the Co-Issuer determine otherwise in compliance with applicable law:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A)(1) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QIB") WHO IS A QUALIFIED PURCHASER AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT (A "QUALIFIED PURCHASER") AND IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHO IS A QUALIFIED PURCHASER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$500,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, OR (2) TO A NON U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$500,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.


                                 Schedule II-3

          (ix) Unless a prospective Holder of a Class A-1AR Note has provided another representation acceptable to the Trustee, the Collateral Manager, the Issuer and the Co-Issuer, the Holder represents that either (a) it is not and is not investing on behalf of an "employee benefit plan" (as defined in Section 3(3) of ERISA) or "plan" (as defined in Section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code, or any other employee benefit plan or plan which is subject to any federal, state or local law ("Similar Law") that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (each a "Benefit Plan"), or an entity whose underlying assets include plan assets of any such Benefit Plan or (B) its purchase and holding of the Class A-1AR Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a Benefit Plan subject to Similar Law, do not result in a non-exempt violation of Similar Law.

          (x) The Holder will not, at any time, offer to buy or offer to sell the Class A-1AR Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or at a seminar or meeting whose attendees have been invited by general solicitations or advertising.

          (xi) The Holder is not a member of the public in the Cayman Islands, within the meaning of Section 194 of the Cayman Islands Companies Law (2004 Revision).

          (xii) The Holder understands that the Issuer, the Co-Issuer, the Trustee or the Paying Agent shall require certification acceptable to it (A) as a condition to the payment of principal of and interest on (and commitment fees in respect of) any Notes without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (B) to enable the Issuer, the Co-Issuer, the Trustee and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Notes or the Holder of such Class A-1AR Notes under any present or future law or regulation of the Cayman Islands or the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. Such certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), IRS Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms). In addition, the Issuer, the Co-Issuer, the Trustee or the Paying Agent may require certification acceptable to it to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets. Each Holder agrees to provide any certification requested pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments.

          (xiii) The Holder acknowledges that it is its intent and that it understands it is the intent of the Issuer that, for purposes of U.S. federal income, state and local income and franchise tax and any other income taxes, for so long as ARMS Equity or a direct or indirect wholly owned subsidiary of Arbor Parent owns 100% of the Preferred Shares, the Issuer will be


                                 Schedule II-4
treated as a Qualified REIT Subsidiary and the Notes will be treated as indebtedness solely of the Arbor Parent and the Preferred Shares will be treated as equity of the Arbor Parent; the Holder agrees to such treatment and agrees to take no action inconsistent with such treatment.

          (xiv) The Holder, if not a "United States person" (as defined in Section 7701(a)(30) of the Code), either: (A) is not a bank (within the meaning of Section 881(c)(3)(A) of the Code) (and see (C) below); (B) is a bank that has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with the conduct of a trade or business in the United States; or (C) is a bank and is, or is not a bank (within the meaning of Section 881(c)(3)(A) of the Code) but with respect to commitment fees is, eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest and commitment fees not attributable to a permanent establishment in the United States and the Issuer is treated as a fiscally transparent entity (as defined in Treasury Regulations section 1.894-1(d)(3)(iii)) under the laws of Holder's jurisdiction with respect to payments made on the Collateral Debt Securities held by the Issuer.

          (xv) The Holder will, prior to any sale, pledge or other transfer by such Holder of any Class A-1AR Note (or interest therein), obtain from the prospective transferee, and deliver to the Trustee, a duly executed transferee certificate addressed to each of the Trustee, the Issuer and the Collateral Manager in the form of the relevant exhibit attached to the Indenture, and such other certificates and other information as the Issuer, the Collateral Manager or the Trustee may reasonably require to confirm that the proposed transfer complies with the transfer restrictions contained in the Indenture.

          (xvi) The Holder agrees that no Class A-1AR Note may be purchased, sold, pledged or otherwise transferred in an amount less than the minimum denomination set forth in the Indenture. In addition, the Holder understands that the Class A-1AR Notes will be transferable only upon registration of the transferee in the Note Register of the Issuer following delivery to the Note Registrar of a duly executed transfer certificate and the Definitive Class A-1AR Note to be transferred, and any other certificates and other information required by the Indenture.

          (xvii) The Holder is aware and agrees that no Class A-1AR Note may be offered or sold, pledged or otherwise transferred except (i)(A) to a transferee that the Holder reasonably believes is a QIB, purchasing for its account, to which notice is given that the resale, pledge or other transfer is being made in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A or another person the sale to which is exempt under the Securities Act, (B) to a transferee that is a Qualified Purchaser, and (C) if such transfer is made in accordance with any applicable securities laws of any state of the United States and any other relevant jurisdiction, (ii)(A) to a transferee that is acquiring such interest in an offshore transaction in accordance with Rule 904 of Regulation S, (B) to a transferee that is not a U.S. resident (within the meaning of the Investment Company Act) unless such transferee is a Qualified Purchaser, (C) such transfer is made in compliance with the other requirements set forth in the Indenture and (D) if such transfer is made in accordance with any applicable securities laws of any state of the United States and any other jurisdiction or (iii) if such transfer


                                 Schedule II-5
would have the effect of requiring the Issuer or the Collateral to register as an "investment company" under the Investment Company Act.

          (xviii)The Holder understands that there is no market for the Class A-1AR Notes and that no assurances can be given as to the liquidity of any trading market for the Class A-1AR Notes and that it is unlikely that a trading market for the Class A-1AR Notes will develop. The Holder further understands that, although the Dealers may from time to time make a market in the Class A-1AR Notes, the Dealers are not under any obligation to do so and, following the commencement of any market-making, may discontinue the same at any time. Accordingly, the Holder must be prepared to hold the Class A-1AR Notes until the Stated Maturity.

          (ix) The Holder agrees that (i) any sale, pledge or other transfer of a Class A-1AR Note made in violation of the transfer restrictions contained in the Indenture, or made based upon any false or inaccurate representation made by the Holder or a transferee to the Issuer, the Trustee or the Note Registrar, will be void and of no force or effect and (ii) none of the Issuer, the Trustee and the Note Registrar has any obligation to recognize any sale, pledge or other transfer of a Class A-1AR Note made in violation of any such transfer restriction or made based upon any such false or inaccurate representation.

          (xx) The Holder approves and consents to any direct trades between the Issuer and the Collateral Manager and/or its affiliates that is permitted under the terms of the Indenture and the Collateral Management Agreement.

          (xxi) The Holder acknowledges that the Issuer, the Trustee, the Note Registrar, the Collateral Manager, the Dealers and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or warranties made or deemed to have been made by it in connection with its purchase of the Class A-1AR Notes are no longer accurate, the Holder will promptly notify the Issuer, the Trustee, Note Registrar, the Collateral Manager and the Dealers.

          (xxii) The Holder is a Qualified Purchaser for purposes of Section 3(c)(7) of the Investment Company Act and is not a Flow-Through Investment Vehicle (other than a Qualifying Investment Vehicle). The Holder, to the extent it is a private investment company formed before April 30, 1996, has received the necessary consent from its beneficial owners and the Holder agrees that it will not hold such Class A-1AR Notes for the benefit of any other person and will be the sole beneficial owner thereof for all purposes and that it will not sell participation interests in the Class A-1AR Notes or enter into any other arrangement pursuant to which any other person will be entitled to a beneficial interest in the distributions on the Class A-1AR Notes. The Holder understands and agrees that any purported transfer of the Class A-1AR Notes to a Holder that does not comply with the requirements of this paragraph will be null and void ab initio.

          (xxiii) The Holder understands that the Indenture permits the Issuer and the Co-Issuer to require any Holder a Class A-1AR Note who is determined not to have been a Qualified Purchaser at the time of acquisition of such Class A-1AR Note to sell such interest to a person


                                 Schedule II-6
that is both a Qualified Institutional Buyer and Qualified Purchaser in a transaction meeting the requirements of Rule 144A.


                                 Schedule II-7

                                    EXHIBIT A

                            ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Class A-1AR Note Purchase Agreement, dated as of December 14, 2006 (as modified and supplemented and in effect from time to time, the "Class A-1AR Note Purchase Agreement"), among ARBOR REALTY MORTGAGE SECURITIES SERIES 2006-1, LTD., a Cayman Islands exempted company with limited liability (the "Issuer"), ARBOR REALTY MORTGAGE SECURITIES SERIES 2006-1 LLC, a Delaware limited liability company (the "Co-Issuer" and together with the Issuer, the "Co-Issuers"), the Holders party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Class A-1AR Note Agent (the "Class A-1AR Note Agent"), relating to the Class A-1AR Notes issued under the Indenture, dated as of December 14, 2006 (as modified and supplemented and in effect from time to time, the "Indenture"), entered into by the Co-Issuers, Arbor Realty SR, Inc., as advancing agent and Wells Fargo Bank, National Association, as trustee ("Wells Fargo"), as trustee (together with any successor permitted under the Indenture, the "Trustee"), paying agent, calculation agent, transfer agent, custodial securities intermediary, backup advancing agent and notes registrar. Terms used but not defined herein have the respective meanings given to such terms in (or incorporated by reference in) the Class A-1AR Note Purchase Agreement and in the Indenture.

          The Assignor named on the signature pages hereof (the "Assignor") hereby sells and assigns to the Assignee named on the signature pages hereof (the "Assignee"), and the Assignee hereby purchases and assumes from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Class A-1AR Note Purchase Agreement, including, without limitation, the interests set forth below in the Class A-1AR Notes held by (and the related Class A-1AR Commitment of and outstanding principal amount of Advances held by) the Assignor on the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Class A-1AR Note Purchase Agreement and the Indenture. From and after the Assignment Date (A) the Assignee shall be a party to and be bound by the provisions of the Class A-1AR Note Purchase Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Holder thereunder and (B) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Class A-1AR Note Purchase Agreement. The Assignor hereby represents and warrants to the Assignee that, as of the Assignment Date, the Assignor (1) owns the Assigned Interest free and clear of any lien or other encumbrance and (2) is not aware of any Default or Event of Default under the Indenture. The Assignee hereby makes to the Assignor, the Co-Issuers, the Collateral Manager, the Trustee and the Class A-1AR Note Agent all of the representations and warranties set forth in Section
3.02 of the Class A-1AR Note Purchase Agreement (including those made by reference to Schedule II thereof).

          Each of the parties hereby covenants and agrees that so long as [_] is the registered owner of the Class A-1AR Notes:

          (1) except with respect to the Class A-1AR Holder Account, it waives any right to set-off and to appropriate and apply any and all deposits and any other indebtedness at any time held or owing thereby to or for the credit or the account of [_] against and on account of the obligations and liabilities of [_] to such party under this Agreement; and

          (2) notwithstanding anything to the contrary herein no provision of this Agreement adversely affecting the rights or duties of [_] or a Liquidity Provider for [_] may be amended or waived without the written consent of [_].

          This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of [_].

Legal Name of Assignor: _____________________
Legal Name of Assignee: _____________________
Assignee's Address for Notices: _____________________
Fax No.: _____________________
Details of electronic messaging system: _____________________
Payment Instructions: _____________________
Federal Taxpayer ID No. of Assignee: _____________________
Effective Date of Assignment ("Assignment Date"): _____________________

                          AMOUNT ASSIGNED   AMOUNT RETAINED
                          ---------------   ---------------
Class A-1AR Commitment:      U.S.$[_]          U.S.$[_]

Outstanding Principal

Amount of Advances:          U.S.$[_]          U.S.$[_]

The Assignee [shall/shall not] make a Qualified Securitization Pledge

[[Name of Holder] elects to be subject to Section 6.03(f) of the Note Purchase Agreement]

The terms set forth above are hereby agreed to:

[Name of Assignor], as Assignor


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                  Exhibit A-2

[Name of Assignee], as Assignee


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

[_], as Committed Liquidity Provider with regard to

[_], as Class A-1AR Note Holder


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                  Exhibit A-3

                                    EXHIBIT B

                        FORM OF CLASS A-1AR DRAW REQUEST
                                   (Advances)

                                     [Date]

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: CDO Trust Services, Arbor Realty Mortgage Securities Series 2006-1

     Re: Class A-1AR Note Purchase Agreement dated as of December 14, 2006.

Ladies and Gentlemen:

          This Class A-1AR Draw Request is delivered to you pursuant to Sections
2.03 of that certain Class A-1AR Note Purchase Agreement, dated as of December 14, 2006 (as modified and supplemented and in effect from time to time, the "Class A-1AR Note Purchase Agreement"), among ARBOR REALTY MORTGAGE SECURITIES SERIES 2006-1, LTD., a Cayman Islands exempted company with limited liability (the "Issuer"), ARBOR REALTY MORTGAGE SECURITIES SERIES 2006-1 LLC, a Delaware limited liability company (the "Co-Issuer" and together with the Issuer, the "Co-Issuers"), the Holders party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Class A-1AR Note Agent (the "Class A-1AR Note Agent"). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in (or incorporated by reference in) the Class A-1AR Note Purchase Agreement and the Indenture.

1. The Issuer hereby requests a Class A-1AR Draw in the principal amount of $_____________.

2.   The Issuer hereby requests that the Advances be made on and as of
     _____________.

3.   The amount of the Class A-1AR Draw shall be wired to the following account:
     _____________.

4. All of the conditions applicable to the Advance requested herein as set forth in the Class A-1AR Note Purchase Agreement have been satisfied as of the date hereof.

          IN WITNESS WHEREOF, the undersigned have executed this Class A-1AR Draw Request this ___ day of [_], 20[__].

                                        ARBOR REALTY MORTGAGE SECURITIES SERIES
                                           2006-1, LTD., as the Issuer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------